Exhibit 99.3

Amesite Founder and CEO to Present at the Diamond Equity Research Emerging Growth Conference on February 24 at 12:20 pm ET

ANN ARBOR, Mich., Feb. 22, 2021 -- Amesite Inc. (Nasdaq: AMST), a high- tech artificial intelligence software company offering a cloud-based platform and content creation services for business, university and K-12 learning and upskilling, announced today that its founder and CEO, Dr. Ann Marie Sastry, will present at the Diamond Equity Research Emerging Growth Invitational on Wednesday, February 24 at 12:20 pm ET.

Dr. Sastry will present the Amesite story and explain how its award-winning, highly scalable A.I. driven platform is changing the way the world learns. Addressing a U.S. online learning market of $350 billion, its cloud-based online learning platform enables any institution to quickly stand up engaging easy-to-use learning programs and is considered the most advanced in the industry.

Dr. Sastry commented, “I look forward to sharing our story with the investment community. Online learning is the future of professional and student education and we are well- positioned to serve this large and growing global multi-trillion-dollar market, and deliver more engaging, effective and accessible learning experiences for all.”

Anyone interested in attending the virtual conference should visit https://www.diamondequityresearch.com/conferences/ to register. A live audio webcast and archive of the conference presentation will be available for a period of time using the registration link.

About Amesite Inc.

Amesite is a high-tech artificial intelligence software company offering a cloud-based platform and content creation services for business, university and K-12 learning and upskilling. Amesite-offered courses and programs are branded to its customers. For more information, visit www.Amesite.com.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended) concerning the Company, the Company’s planned online machine learning platform, the Company’s business plans, any future commercialization of the Company’s online learning solutions, potential customers, business objectives and other matters. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “believe,” “intend,” “look forward,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement. Risks facing the Company and its planned platform are set forth in the Company’s filings with the SEC. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Dave Gentry

RedChip Companies Inc.

1-800-RED-CHIP (733-2447)

407-491-4498

Dave@redchip.com

Media Contact – Robert Busweiler – busweiler@sunshinesachs.com